DEAN HELLER               STATE OF NEVADA           CHARLES E. MOORE
Secretary of State                                  Securities Administrator

 RENEE L. PARKER                                       SCOTT W. ANDERSON
   Chief Deputy             [GRAPHIC OMITTED]           Deputy Secretary
Secretary of State                                  for Commercial Recordings

   PAMELA RUCKEL                                           ELLICK HSU
 Deputy Secretary             OFFICE OF THE            Deputy Secretary
for Southern Nevada         SECRETARY OF STATE           for Elections



                             FILING ACKNOWLEDGEMENT

                                                              March 21,2005
JOB NUMBER               CORPORATION NUMBER
C20050322-0042           Cl7516-2003

FILING DESCRIPTION       DOCUMENT FILING              DATE/TIME OF FILING
                         NUMBER

Amended Designation      20050072901-36               March 21, 2005
                                                      02:24:19 PM

CORPORATION NAME                   RESIDENT AGENT
ZANN CORP.                         CAPITOL CORPORATE SERVICES, INC.





The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.


                                                      Respectfully,

                                                      /s/ Dean Heller

                                                      DEAN HELLER
                                                      Secretary of State


                          COMMERCIAL RECORDING DIVISION
                              200 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-5630


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[GRAPHIC OMITTED)                                           Entity #
DEAN HELLER                                                 C17516-2003
Secretary  of  State                                        Document Number:
264  North  Carson  Street,  Suite  1                       20050072901-36
Carson  City,  Nevada  89701-4299
(775)  654  5766                                            Date Filed:
Website:  secretaryofstate.biz                              3/21/2005 2:24:19 PM
                                                            In the office of
---------------------------------
          AMENDMENT TO
    CERTIFICATE OF DESIGNATION                              /s/ Dean Heller
AFTER ISSUANCE OF CLASS OR SERIES
    (PURSUANT TO NRS 78.1955)                               Dean Heller
---------------------------------                           Secretary of State

Important: Read attached instructions before completing form.

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Certificate of Designation
             ------------------------------------------------------
                          For Nevada Profit Corporation
                          -----------------------------
          (Pursuant to NRS 78.1955 -After Issuance of Class or Series)

1.  Name  of  corporation:
    ----------------------------------------------------------------------------
    ZANN CORP.
    ----------------------------------------------------------------------------
2.  Stockholder  approval  pursuant  to  statute  has  been  obtained.

3.  The  class  or  series  of  stock  being  amended;
    ----------------------------------------------------------------------------
    Series  C  Preferred  Stock,  20,000,000  shares

    ----------------------------------------------------------------------------
4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is;
    ----------------------------------------------------------------------------
    Series C Preferred Stock is to consist of 25,000,000 shares and the relative rights, preferences and terms of the Series C Preferred Stock are hereby amended in their entirety to read as follows:

     1. Dividends. Except as provided herein, the holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of the Company. If shares of the Series C Preferred
     Stock or the common stock of the Company, (the "Common Stock") are to be issued as a dividend, any such shares shall be issued as Market Value. "Market Value" for the Common Stock for the purposes of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series C Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.
     (CONTINUATION  ATTACHED)

    ----------------------------------------------------------------------------
5.  Effective date of filing (optional):
                                         -------------------------------
6.  Officer Signature(Required):    /s/  illegible
                                 ---------------------------------------

     IMPORTANT: Failure to include any of the above Information and submit the proper fees may cause this filing to be rejected.

     Filing Fee: $175.00

     SUBMIT IN DUPLICATE

     This form must be accompanied by appropriate fees. See attached fee schedule.

                                  CONTINUATION
                            FOR THE AMENDMENT TO THE
                           CERTIFICATE OF DESIGNATION
                      ESTABLISHING SERIES C PREFERRED STOCK
                                  OF ZANN CORP.

     2.     Redemption  Rights.  Subject  to the applicable provisions of Nevada
            ------------------
law, the Company, at the option of its directors, and with the consent of a majority of the stockholders of the Series C Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series C Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series C Preferred Stock. Upon redemption, the Company shall pay for each share redeemed the amount of $0.001 per share, payable in cash, the redemption amount being referred to as the "Redemption Price."

     At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series C Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Series C Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

     If, on or prior to any date fixed for redemption of Series C Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series C Preferred Stock so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

     3.     Liquidation Rights.  Upon the dissolution, liquidation or winding up
            ------------------
of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series C Preferred Stock.

          (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As use herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation,

          (b) After the payment to the holders of shares of the Series C Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series C Preferred Stock, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (c) In the event the assets of the Company available for distribution to the holders of the Series C Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series C Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series C Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     4.     No Conversion.  The shares of the Series C Preferred Stock shall not
            -------------
be convertible into shares of the Common Stock, Preferred Stock, or any other securities of the Company.

     5.     Preferred  Status.  The  rights  of  the  shares of the Common Stock
            -----------------
shall be subject to the preferences and relative rights of the shares of the Series C Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series C Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

     6.     Restriction  on  Dividends.  If any shares of the Series C Preferred
            --------------------------
Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series C Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon, any of the Common Stock. Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each holder of shares of the Series C Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series C Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

     7.     Vote  to Change the Terms of  the Series C Preferred Stock.  Without
            ----------------------------------------------------------
the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series C Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock.

     8.     Lost  or  Stolen  Certificates.  Upon  receipt  by  the  Company  of
            ------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series C Preferred Stock Certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series C Preferred Stock into the Common Stock.

     9.     Voting.  On  all  matters  submitted to a vote of the holders of the
            ------
Common Stock, including, without limitation, the election of directors, a holder of shares of the Series C Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series C Preferred
Stock held by such holder multiplied by 500. If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. The holders of Series C Preferred Stock shall not vote as a separate class, but shall vote with the holders of the Common Stock. Except as otherwise may be provided by law, the holders of the Series C Preferred Stock shall be entitled to one vote on all matters submitted to the vote of the holders of the Preferred Stock.

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